Exhibit 32.1

American Campus Communities, Inc. - Certification of Chief Executive Officer Pursuant to 18 U. S. C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William C. Bayless, Jr., Chief Executive Officer of American Campus Communities, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)   The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(ii)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2015	/s/ William C. Bayless, Jr.

William C. Bayless, Jr.
President and Chief Executive Officer